UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant

(a) On or about June 23, 2013, the Company was notified by ASA that the Indian subsidiaries of IGC be subjected to an Indian GAAP (IGAAP) audit contemporaneously with Form 10-K filing, which in the opinion of the Audit Committee was not feasible without missing the deadline for filing Form 10-K.  As a result of this, the Audit Committee determined that a change in accountants was necessary to ensure timely compliance with the United States Federal Securities Law filing requirements.  It has been the Company’s policy, since inception, to first complete the USGAAP audit, as the deadline is June 30 or July 16, with an extension, and then begin the audits under Indian GAAP (IGAAP) in August and make the required local filings, on or before the Indian deadline of September 30.

ASA was appointed as the Company’s independent registered public accounting firm for the financial year ending March 31, 2013 on March 22, 2013. ASA did not issue any reports on the Company’s financial statements.  There were no disagreements with ASA on any matter of accounting principles or practices, financial statement disclosure, or audit scope of procedure, which disagreements, if not resolved to ASA’s satisfaction, would have caused ASA to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided ASA with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from ASA a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of ASA’s letter dated is attached as Exhibit 16.1.

Contemporaneous with the determination to terminate the relationship with ASA, the Audit Committee engaged AJSH & Company as the Company’s independent registered public accounting firm for the year ended March 31, 2013. The appointment is subject to ratification by the IGC stockholders at the 2013 Annual Meeting of Stockholders. AJSH & Company is a public accounting firm registered with the PCAOB, and is based in India.

During the years ended March 31, 2012 and 2011 and the subsequent interim periods through the filing of this Form 8-K the Company did not consult with AJSH & Company regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

During the financial years ended March 31, 2012 and 2011 and through the date of filing this report, we have not, nor has anyone on our behalf, consulted with AJSH & Company with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that was an important factor we considered  in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

    16.1 Letter of ASA & Associates Chartered Accountants, dated June 28, 2013.
    99.1 Press Release dated June 28, 2013.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: June 28, 2013	By:	/s/ Ram Mukunda
Ram Mukunda Chief Executive Officer and President (Principal Executive Officer)